As filed with the Securities and Exchange Commission on December 19, 2006

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	06-1047163 (I.R.S. Employer Identification No.)

Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)

GENZYME CORPORATION 2004 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

PETER WIRTH
Genzyme Corporation
Genzyme Center
500 Kendall Street
Cambridge, Massachusetts 02142
(617) 252-7500
(Name, Address and Telephone Number of Agent for Service)

with copies to:

PAUL KINSELLA
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Genzyme common stock, $0.01 par value(1)	7,000,000 shares(2)	$63.35(3)	$443,450,000	$52,194

(1)             Includes associated purchase rights which currently are evidenced by certificates for shares of Genzyme common stock.

(2)             Plus, pursuant to Rule 416(a) under the Securities Act, such additional number of shares of Genzyme common stock as may be issued upon a stock split, stock dividend, or similar transaction.

(3)             Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Genzyme common stock as reported by the Nasdaq National Market System on December 18, 2006, to be $64.27 and $62.43, respectively.

EXPLANATORY NOTE

The Registrant hereby increases the number of shares of its common stock registered for issuance under its 2004 Equity Incentive Plan by 7,000,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-125726) filed with the Securities and Exchange Commission on June 10, 2005.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 19th day of December, 2006.

By:	/s/ Michael S. Wyzga
Michael S. Wyzga
Executive Vice President, Finance;
Chief Financial Officer; and
Chief Accounting Officer

POWER OF ATTORNEY

       We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan M. Lebson, and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 19, 2006:

Signature	Title

/s/ Henri A. Termeer	Principal Executive Officer and Director
Henri A. Termeer

/s/ Michael S. Wyzga	Principal Financial and Accounting Officer
Michael S. Wyzga

/s/ Douglas A. Berthiaume	Director
Douglas A. Berthiaume

/s/ Henry E. Blair	Director
Henry E. Blair

/s/ Gail Koziara Boudreaux	Director
Gail Koziara Boudreaux

/s/ Robert J. Carpenter	Director
Robert J. Carpenter

/s/ Charles L. Cooney	Director
Charles L. Cooney

/s/ Victor J. Dzau	Director
Victor J. Dzau

/s/ Connie Mack III	Director
Connie Mack III

/s/ Richard F. Syron	Director
Richard F. Syron

EXHIBIT INDEX

Exhibit Number	Description
*4.1

Restated Articles of Organization of Genzyme, as filed with the Secretary of State of the Commonwealth of Massachusetts on May 25, 2006. Filed as Exhibit 3.1 to Genzyme’s Form 10-Q for the quarter ended June 30, 2006.

*4.2	By-laws of Genzyme, as amended. Filed as Exhibit 3.1 to Genzyme’s Form 8-K filed on July 7, 2004.

*4.3

Fourth Amended and Restated Renewed Rights Agreement dated May 28, 2004 between Genzyme and American Stock Transfer & Trust Company, as Rights Agent. Filed as Exhibit 4.1 to Genzyme’s Registration Statement on Form 8-A/A filed on May 28, 2004.

*4.4

Indenture relating to the 1.25% Convertible Notes dated as of December 9, 2003 between Genzyme and U.S. Bank National Association, as Trustee, including the form of Note. Filed as Exhibit 4.1 to Genzyme’s Form 8-K filed on December 10, 2003.

*4.5	First Supplemental Indenture dated as of May 28, 2004 to Indenture dated as of December 9, 2003. Filed as Exhibit 4.1 to Genzyme’s Form 8-K filed on June 18, 2004.

*4.6

Registration Rights Agreement dated as of December 9, 2003 by and among Genzyme and UBS Securities LLC on behalf of itself and several other Initial Purchasers. Filed as Exhibit 10.1 to Genzyme’s Form 8-K filed on December 10, 2003.

*4.7

Securities Purchase Agreement dated as of April 17, 2001 and amended on September 26, 2001 by and among Novazyme Pharmaceuticals, Inc. and several purchasers. Filed as Exhibit 4.2 to Genzyme’s Form 10-Q for the quarter ended September 30, 2001.

5	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.

23.2	Consent of Ropes & Gray LLP (contained in Exhibit 5 hereto).

24	Power of Attorney (included on signature page to this registration statement).

*                    Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 10-Q, 8-K, 8-A, or Schedule 14A of Genzyme Corporation were filed under Commission File No. 0-14680.